Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of B.O.S. Better Online Solutions Ltd. (“BOS”) on Form S-8 pertaining to the BOS 2003 Israeli Share Option Plan, of our report dated March 29, 2009, with respect to the consolidated financial statements of BOS, filed with the Securities and Exchange Commission under Form 6-K on March 31, 2009.

/s/ KOST, FORER GABBAY & KASIERER ———————————————————
Tel Aviv, Israel	KOST, FORER GABBAY & KASIERER
July 2, 2009	A Member of Ernst & Young Global